UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 13, 2006
(Date of earliest event reported)

Hometown Auto Retailers, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-24669	06-1501703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 South Main Street, Waterbury, CT	06706
(Address of principal executive offices)	(Zip Code)

(203) 756-1300
(Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Principal Officers; Appointment of Principal Officers.

On March 13, 2006 the Registrant received a letter dated March 10, 2006 in which, effective as of the date of such letter, H. Dennis Lauzon resigned as a Director of the Registrant. Mr. Lauzon is not a member of any committee of the Board of Directors. A copy of the letter from Mr. Lauzon is attached as an exhibit to this filing. Mr. Lauzon resigned because he had not received certain internal non-public financial information relating to 2006. Mr. Lauzon did not contact the Chief Financial Officer requesting such information prior to mailing his letter to the Registrant. The requested financial information has been provided to Mr. Lauzon and he has indicated orally that he will rescind his resignation. Mr. Lauzon’s resignation has not been accepted by the Board of Directors of the Registrant. In the event that a letter is received by the Registrant from Mr. Lauzon rescinding his resignation, a copy of that letter will be filed as an exhibit to an amendment to this filing. Mr. Lauzon has been provided with a copy of this Form 8-K and with the opportunity to furnish the Registrant as promptly as possible with a letter addressed to the Registrant stating whether he agrees with the statements made by the Registrant in response to this Item 5.02.

Section 9 - Financial Statements and Exhibits

Item 9.01 - (d) Exhibits.

Number	Description

99.1	Letter dated March 10, 2006 from H. Dennis Lauzon to the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOMETOWN AUTO RETAILERS, INC.

Date: March 17, 2006	By:	/s/Corey Shaker
Corey Shaker, President and Chief Executive Officer